UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 24, 2022

ALICO, INC.

(Exact name of registrant as specified in its charter)

Florida	0-261	59-0906081
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10070 Daniels Interstate Court, Suite 200, Fort Myers, FL 33913

(Address of principal executive offices)(Zip Code)

239-226-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ALCO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5Corporate Governance and Management

Item 5.07Submission of Matters to a Vote of Security Holders

Alico, Inc. (the “Company”) held its Annual Meeting of Shareholders on February 24, 2022. There were 7,540,932 shares of common stock entitled to be voted and 5,627,529 shares were voted in person or by proxy, thus a quorum was present. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final voting tally certified by the Company’s Inspector of Elections with respect to each matter.  A more complete description of each matter is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 18, 2022.

Proposal 1: The Company’s shareholders elected each of the Company’s nine nominees for director to hold office for the ensuing year, or until their respective successors are duly elected and qualified, as set forth below:

	FOR	WITHHELD	BROKER NON-VOTES

John E. Kiernan	4,007,497	57,512	1,562,520
George R. Brokaw	4,006,399	58,610	1,562,520
R. Greg Eisner	3,607,808	457,201	1,562,520
Katherine R. English	3,679,875	385,134	1,562,520
Benjamin D. Fishman	3,955,134	109,875	1,562,520
W. Andrew Krusen, Jr.	4,002,309	62,700	1,562,520
Toby K. Purse	3,800,236	264,773	1,562,520
Adam H. Putnam	3,813,026	251,983	1,562,520
Henry R. Slack	2,794,651	1,270,358	1,562,520

Proposal 2: The Company’s shareholders voted in favor of ratifying the Audit Committee’s selection of RSM US LLP as the Company’s independent registered public accounting firm for fiscal year 2022, as set out below.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,587,700	10,096	29,733	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2022	ALICO, INC.

	By:	/s/ Richard Rallo

Richard Rallo
Senior Vice President and Chief Financial Officer